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                                                                   Exhibit 23.1
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                         Independent Auditors' Consent
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The Board of Directors
PeopleSoft, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-08575, 333-14745, 333-75199, 333-77911, 333-84641, 333-65857,
333-91111, 333-38364, 333-44224, 333-46998, 333-47000, 333-64424, 333-64426,
333-100575, 333-100576, 333-108791, 333-106269 and 333-108788) and Form S-4 (No.
333-106269) of PeopleSoft, Inc. of our report dated January 29, 2004, except as to the 1st and 5th paragraphs of the section Customer Assurance Program in Note 7, which are as of February 14, 2004, with respect to the consolidated balance sheets of PeopleSoft, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the years then ended, and the related financial statement schedule, which report appears in the December 31, 2003, annual report on Form 10-K of PeopleSoft, Inc.

Our report refers to our audit of the adjustments that were applied and disclosures added to revise the 2001 consolidated financial statements, as more fully described in Notes 15 and 14 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments and disclosures.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.


                                                  /s/ KPMG LLP
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Mountain View, California
March 2, 2004